Exhibit 99.2

FOR IMMEDIATE RELEASE

BIOCARDIA ANNOUNCES REVISED EFFECTIVE DATE OF ONE-FOR-TWELVE REVERSE STOCK SPLIT

SAN CARLOS, Calif. – November 2, 2017 – BioCardia®, Inc. [OTC: BCDA], a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced that it has revised the effective date of its previously announced 1-for-12 reverse stock split of BioCardia’s issued and outstanding shares of common stock. Trading on a split-adjusted basis is planned to begin when the market opens on November 3, 2017 under the new trading symbol “BCDAD” and in 20 business days, the trading symbol will revert back to our existing symbol, “BCDA”. The Company previously announced that the reverse stock split would become effective at the opening of trading on November 2, 2017.

The transfer agent for BioCardia’s common stock is Continental Stock Transfer & Trust Company. For questions relating to the transfer or mechanics of the reverse stock split, stockholders may contact Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, NY 10004-1561 or by phone at (212) 509-4000.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, CA, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP® and CardiALLO® cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system and the Morph® steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements

This press release may contain forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120